ASSET ALLOCATION RIDER
--------------------------------------------------------------------------------

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. If you selected the PRIME Plus Benefit on your contract application at contract issue, the Rider Effective Date is the Issue Date. If you add the PRIME Plus Benefit after the Issue Date, the Rider Effective Date is listed on the Contract Schedule Addendum. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider will terminate and be removed from the Base Contract as indicated in the CONDITIONS FOR TERMINATION OF THIS RIDER section.

--------------------------------------------------------------------------------
The purpose of this rider is to add Investment Option Allocation and Transfer Restrictions to the Base Contract.
--------------------------------------------------------------------------------

RESTRICTIONS FOR SELECTING We will restrict your selection of certain Investment INVESTMENT OPTIONS AND Options and the percentage of Rewards Value that you
MAKING TRANSFERS           can have in certain Investment Options if any of the
                           following limits on volatility or risk are triggered:

                           (a) the average one-year volatility, as measured
                               by standard  deviation,  is greater  than [15%].
                           (b) The  average  three-year volatility, as
                               measured by standard deviation, is greater than [15%].
                           (c) The  average one-year risk, as  measured by the
                               beta compared to the Standard & Poor's 500
                               Composite Price Index, is greater than [75%].
                           (d) The average three-year risk, as measured by
                               the beta  compared to the Standard & Poor's
                               500 Composite Price Index, is greater than [75%].

                           We will monitor (a) through (d) above. If any of
                           these   limits   on   volatility   or  risk  are
                           triggered, we will notify you and restrict future allocations and transfers as follows:
                           (a) Group A  Investment  Options  will no  longer be
                               available  to you,
                           (b) You cannot have more than [70%] of your total
                               Rewards Value in Group B Investment Options, and
                           (c) Group C Investment Options will be available for
                               any amount of Rewards Value whether or not the limits on volatility or risk are triggered.

                           If the Rider Effective Date is the Issue Date, the Investment Options in Group A, Group B and Group C are shown on the Contract Schedule. If the Rider Effective Date occurs after the Issue Date, the Investment Options in Group A, Group B and Group C are shown on the form on which you elected to add the PRIME Plus Benefit Rider to the Base Contract. We may periodically add and remove Investment Options from Group A, Group B, and Group C, and will notify you in writing when this occurs.

NOTIFICATION AND           If any of these limits on volatility or risk are
INSTRUCTIONS FOR           triggered we will notify you and ask you to
LIMITATIONS                reallocate any Rewards Value you have in the Group A
OF RESTRICTIONS            Investment Options, and any amount in excess of [70%]
                           of the total Rewards Value that is in the Group B
                           Investment Options.

                           We  will   implement   allocation  and  transfer
                           restrictions after any of these limits are triggered and we have sent you written notice.
                           If we receive instructions from you before the implementation date, we will reallocate your Rewards Value according to those instructions.
                           If we do not receive any  instructions  from you
                           by the implementation  date, or if your Contract
                           is still in violation of the allocation and transfer restrictions listed above, we will
                           reallocate    your   Rewards    Value   on   the
                           implementation date in the following order.
                           (1) Rewards Value in the Group A Investment Options:
                               (a) We will  transfer all Rewards Value out
                                  of the Group A Investment Options and
                                  apply it to the Group B and/or Group C
                                  Investment Options according to your
                                  most recent allocation instructions,
                                  excluding any allocations you made to
                                  the Group A Investment Options.
                              (b) If your most recent allocation
                                  instructions do not include any Group B
                                  or Group C Investment  Options, we will
                                  transfer  all Rewards  Value out of the
                                  Group A Investment Options and apply it
                                  to the Money Market  Investment  Option
                                  shown on the Contract Schedule.


S40721-REW                             1

NOTIFICATION AND           (2) More than [70%] of total Rewards Value in the
INSTRUCTIONS FOR               Group B Investment Options:
LIMITATIONS OF                 (a) We will transfer the excess Rewards Value
RESTRICTIONS of                    (the amount of Rewards Value in the Group B
(CONTINUED)                        Investment Options that is in excess[70%] of
                                   the total Rewards Value)out of the Group B
                                   Investment Options and apply it to the Group
                                   C Investment Options according to your most recent allocation instructions, excluding any allocations you made to the Group A and Group
                                   B Investment Options.
                               (b) If your most recent allocation instructions
                                   do not include any Group C Investment Options we will transfer the excess Rewards Value out of the Group B Investment Options and apply it to the Money Market Investment Option shown on the Contract Schedule.

                                After we implement these allocation and transfer restrictions, Group A Investment Options will no longer be available for allocations or transfers. In addition, we will only allow you to make allocations or transfers to Group B Investment Options as long as the Rewards Value in the Group B options would be [70%] of the total Rewards Value or less after the allocation or transfer. We will also monitor your Rewards Value in the Group B Investment Options to ensure that it does not exceed [70%] of the total Rewards Value. If you have more than [70%] of the total Rewards Value in the Group B Investment Options we will reallocate your Rewards Value as indicated above without providing any advanced written notice.

CONDITIONS FOR TERMINATION      This rider will terminate upon the earliest of
OF THIS RIDER                   the following.
                                (a) The termination of the Base Contract.
                                (b) The termination of both the GMIB and GPWB.
                                (c) The termination of the PRIME Plus Benefit
                                    Rider.


In all other respects the provisions, conditions, exceptions and limitations contained in the Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

       [s/Wayne A. Robinson]        [s/Mark Zesbaugh]
       Wayne A. Robinson              Mark Zesbaugh
         Secretary                      President


S40721-REW                             2